UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 9, 2022

Commission File Number: 0-29923

Orbital Infrastructure Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Texas	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5444 Westheimer Road, Houston, Texas	77056
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OIG	Nasdaq Capital Market

Item 1.01      Entry into a Material Definitive Agreement.

On December 9, 2022, Orbital Infrastructure Group, Inc., a Texas corporation (“Company”, “we” or “us”) entered into a Forbearance and Investment Agreement (“New Agreement”) with Streeterville Capital, LLC, its successors and/or assigns, an institutional accredited investor (“Streeterville” or “Investor”) pursuant to which the Company issued to Streeterville a Secured Promissory Note in the face amount of $42,113,840.90 (the “New Note”).  The New Note reflects the cancellation of $36,713,840.90 of obligations under certain prior promissory notes issued to Streeterville and $5,000,000 of additional funds made available to us.

The New Note carries an original issue discount of $350,000 and reimbursement of Investor’s transactional expenses of $50,000, which are included in the initial principal balance of the New Note.  The New Note bears interests at nine percent (9%) per annum and has a maturity date of 18 months after its issuance date of December 9, 2022.  We may prepay all or a portion of the outstanding obligations under the New Note at a price equal to 115% of the amount we elect to prepay.  Beginning six (6) months after December 9, 2022, the Investor has the right to redeem up to $2,500,000 per month of amounts due under the New Note, as more fully described in the New Note.

The Company previously issued to Investor a promissory note dated December 21, 2021 in the original face amount of $16,065,000 (the “First Note”), which still remains outstanding and which was disclosed and filed as an exhibit to our Form 10-K as of December 31, 2021.  Subject to certain conditions, as described in the New Agreement, the Investor agrees to fund an additional $5,000,000 to us on each of January 15, 2023 and February 15, 2023.

The New Agreement and New Note contain customary representations, warranties and events of defaults, including the occurrence of a Fundamental Transaction without the Investor’s prior written consent or the occurrence of Trigger Event, as defined in the New Note.

We have relied upon the exemption from registration offered by Section 4(a)(2) of the Securities Act of 1933, as amended, for the issuance of the New Note.  The Investor has represented to us it is an “accredited investor”, as defined in Rule 501(a) of Regulation D.

The preceding description of the New Agreement, New Note and other related agreements does not purport to be complete and is qualified in its entirety by reference to such documents which are filed as Exhibits to this report, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities.

The information in Item 1.01 hereof is incorporated herein by reference.

Item 3.03         Material Modifications to Rights of Security Holders.

The information in Item 1.01 hereby is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.      Description

10.1                  Forbearance and Investment Agreement, effective December 9, 2022 by and between Orbital Infrastructure Group, Inc. and Streeterville Capital, LLC.

10.2                  Secured Promissory Note in the face amount of $42,113,840.90, dated December 9, 2022, issued by Orbital Infrastructure Group, Inc. to Streeterville Capital, LLC.

104                   Cover Page Interactive data (embedded within the iXBRL document)

Certain schedules, annexes, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  A copy of any omitted schedule exhibit or item will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that we may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule, exhibit or item so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 14th day of December 2022.

Orbital Energy Group, Inc.
(Registrant)

By:	/s/ William J. Clough
William J. Clough
Chief Legal Officer